Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Douglas E. Coltharp, Executive Vice President and Chief Financial Officer of Saks Incorporated (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 2002 (the "Report").

The undersigned hereby certifies that:
    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 16th day of September, 2002.

/s/ Douglas E. Coltharp
Douglas E. Coltharp
Executive Vice President and
Chief Financial Officer